UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 1, 2008

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of BPZ Resources, Inc. (the “Company”), based upon the recommendation of its compensation committee, approved salary and equity adjustments for executive management for the 2008 fiscal year. The following table sets forth information regarding each of the Company’s “named executive officers”), (i) 2008 base salary, (ii) year-end bonuses, (iii) restricted stock award, and (iv) stock option award.

Executive	Title	2008 Base Salary	Bonus	Restricted Stock	Options
Dr. Fernando Zúñiga y Rivero	Chairman of the Board	$225,000	$140,000	75,000	250,000

Manuel Pablo Zúñiga-Pflücker	Chief Executive	$300,000	$200,000	150,000	500,000
	Officer

Dr. Frederic Briens	Chief Operating	$220,000	$100,000	75,000	250,000
	Officer

Edward G. Caminos	Chief Financial Officer	$210,000	$75,000	75,000	250,000

Cash compensation adjustments to the executive management will become effective January 1, 2008 and will remain in effect until the Company’s next annual meeting of shareholders. The board of directors intends to pay the bonuses in March 2008 contingent upon availability of funds. The restricted stock grants are subject to a two-year cliff vesting provision, while the options are subject to three-year prorated vesting and a ten-year term. The board of directors also approved a grant of 75,000 shares of restricted stock to each of the following independent directors: Gordon Gray, John J. Lendrum III, E. Barger Miller III, and Dennis G. Strauch subject to a twenty-five month cliff vesting provision, effective January 1, 2008.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: January 4, 2008	By:	/s / Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

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